EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2018-C9 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, AEGON USA Realty Advisors, LLC as Dreamworks Campus Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Park Place at Florham Park Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Park Place at Florham Park Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Park Place at Florham Park Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Park Place at Florham Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Park Place at Florham Park Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The SoCal Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for The SoCal Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for The SoCal Portfolio Mortgage Loan, Citibank, N.A., as Custodian for The SoCal Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The SoCal Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for The SoCal Portfolio Mortgage Loan, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the CrossPoint Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CrossPoint Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CrossPoint Mortgage Loan, Citibank, N.A., as Custodian for the CrossPoint Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CrossPoint Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the CrossPoint Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the AFIN Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the AFIN Portfolio Mortgage Loan prior to May 6, 2020, Argentic Services Company LP, as Special Servicer for the AFIN Portfolio Mortgage Loan on and after May 6, 2020, Wells Fargo Bank, National Association, as Trustee for the AFIN Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the AFIN Portfolio Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the AFIN Portfolio Mortgage Loan.

Dated: March 15, 2021

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)